                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                        (Amendment No. _________________)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Sec. 240.14a-12

                           DELAWARE GROUP INCOME FUNDS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3.   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

[ ]  Fee paid previously with preliminary proxy materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)       Amount Previously Paid:

              ____________________________________________________________

     2)       Form, Schedule or Registration Statement No.:

              ____________________________________________________________

     3)       Filing Party:

              ____________________________________________________________

     4)       Date Filed:

                              LND Transaction Q & A

   Table of Questions

Who will bear the cost of the Transaction?...................................3

Do I need to vote on the proposed Transaction?...............................3

What are my options if the Transaction is approved, but I do not wish to become a shareholder of Corporate Bond Fund? ................................3

I understand that I will be assessed a 2% redemption fee if I redeem my
Corporate Bond Fund shares within three (3) months after the closing of the
Transaction. Why is this?....................................................3

I understand that one of the reasons that the Company is being reorganized into Corporate Bond Fund is that it has been trading at a significant discount in the secondary market. Why is this a  disadvantage?...............4

Will there be any tax consequences to this Transaction?......................4

How will I track my basis in the new shares?.................................4

Where can I find more information on Corporate Bond Fund?....................4

Will I need to complete a new application if the Transaction is approved and closed?......................................................5

Where will I call for account information if the Transaction is approved and closed?......................................................5

What class of shares will I go into if the Transaction
is approved and closed?......................................................5

What fees will I be subject to after the Transaction?........................5

The Company's shareholders will receive Class A shares of Corporate  Bond
Fund at the closing of the Transaction.  Are there any exceptions to this rule?........................................................................6

I am a broker whose client is a Company shareholder. Why is my client being contacted by a third party regarding this proxy?.............................6

Will the proxy solicitation involve telephone calls to Company shareholders?................................................................6

I have  realized  that I do not  have a  broker/dealer  associated with  my new Corporate  Bond  Fund  shares.  How  do  I  add  my broker  information  to  my account?.........................................6

I have questions regarding some old tax forms/dividend checks/etc.
from prior to the Transaction. Whom should I contact regarding this?.........6

I have some Company share certificates that I have not surrendered.
What should I do with them?..................................................6

I currently participate in the Company's Dividend Reinvestment Plan. What
will my dividend options be after the Transaction closes?....................7

When will the Transaction occur?.............................................7

How do I vote on the proxy?..................................................7

What are the principal differences between open-end and
closed-end funds?............................................................8

                                        1

                                        2

How will the Transaction benefit shareholders of the Company?

     |X|  The Board recommended the Transaction  primarily because  shareholders of Lincoln  National Income Fund,  Inc. (the "Company")  would benefit
          from  significantly   lower  operating  expenses  as  shareholders  of
          Delaware  Corporate Bond Fund ("Corporate Bond Fund"). As shareholders of an open-end fund, the Company's  shareholders  would also have more liquidity. In addition, the discount at which the Company's shares are currently trading would be eliminated by reorganizing the Company into an open-end  fund.  Despite  the fact that LND has better  performance record,  the Corporate Bond Fund has a strong performance track record
          (it is a leader  within its Lipper peer group and has a 5-star  rating from  Morningstar).  Moreover,  given that the two funds are currently managed by the same individual,  Ryan K. Brist, and given that the two have similar investment goals and extensive  overlap,  the Transaction would not have a detrimental impact on LND shareholders  vis-a-vis the fund's investment goals and management  philosophy.  In addition,  the merger of LND into Corporate Bond will eliminate the risk of potential proxy fights initiated by closed-end fund arbitrageurs.

Who will bear the cost of the Transaction?

     |X|  The Company will bear  one-third of the expenses  associated  with the
          Transaction. DMC, the investment adviser to the Company, and Corporate
          Bond  Fund  will  bear  the  remaining  expenses  associated  with the
          Transaction.

Do I need to vote on the proposed Transaction?

     |X|  While you are not required to vote, the Company requests that you vote your shares in order to help minimize the solicitation  costs that are being borne by the Company.

What are my options if the Transaction is approved,  but I do not wish to become a shareholder of Corporate Bond Fund?

     |X|  If approved by Company's shareholders,  the Transaction is expected to take place on or about June 16, 2006.  Prior to the  Transaction,  you have the  option of  selling  your  Company  shares  on the  secondary market.  You also have the  option  of  redeeming  your  shares of the
          Corporate  Bond Fund after the  closing of the  Transaction.  However,
          Corporate Bond Fund shares acquired as a result of the Transaction are subject to a 2% redemption  fee if redeemed  within 3 months after the closing.

I  understand  that I will  be  assessed  a 2%  redemption  fee if I  redeem  my
Corporate  Bond Fund  shares  within  three (3) months  after the closing of the
Transaction. Why is this?

     |X|  The reorganization of the Company into Corporate Bond Fund may present the opportunity  for short-term  traders to profit from the difference between the market  price at which the  Company's  shares trade in the secondary market and the Company's net asset value. This difference is often referred to as "the discount".  The concern is that arbitrageurs may purchase  shares of the Company at a discount prior to the closing of the  Transaction  only to reap a quick profit by selling the shares of  Corporate  Bond  Fund  they  receive  in  the  Transaction  at NAV immediately after the Transaction  closes. Such arbitrage activity can disrupt  portfolio  management  strategies for Corporate Bond Fund and cause Corporate Bond Fund to incur significant  transaction  costs. In order to protect  long-term  shareholders  of Corporate Bond Fund from the negative  consequences of such arbitrage activity, a 2% redemption fee will be imposed on redemptions  made within three (3) months after the  Transaction  closes,  the  proceeds  of  which  will  be  paid to

          Corporate  Bond Fund.  This  redemption  fee only relates to Corporate
          Bond Fund shares issued in the Transaction.

I understand that one of the reasons that the Company is being  reorganized into
Corporate  Bond  Fund is that the  Company  has been  trading  at a  significant discount in the secondary market. Why is this a disadvantage?

     |X|  Closed-end fund shares trade on secondary markets at share prices that may be higher or lower than the closed-end  fund's net asset value per share. The Company's shares have historically  traded at a discount to their net asset value. Because open-end funds are always purchased and sold at net asset  value  (less any  commission  or  redemption  fee), open-end  funds do not trade at a discount.  This means that the share price of an open-end  fund fully  reflects  the per share value of the open-end fund's investment portfolio.

Will there be any tax consequences to this Transaction?

     |X|  The  Transaction  is intended to qualify as a tax-free  reorganization for federal  income tax purposes.  It is expected that the law firm of
          Stradley Ronon Stevens & Young, LLP will provide a legal opinion that, for federal income tax purposes,  (i) shareholders of the Company will not  recognize  any gain or loss as a result of the  exchange of their
          Company  shares  for  Corporate  Bond Fund  Class A  shares,  and (ii)
          Corporate Bond Fund and its  shareholders  will not recognize any gain or loss upon receipt of the Company's assets.

How will I track my basis in the new shares?

     |X|  If  shareholders  of the Company vote to approve the  Transaction,  it will result in the transfer of substantially  all of the Company's net assets to  Corporate  Bond Fund in exchange  for  Corporate  Bond Fund
          Class A shares of equivalent  aggregate NAV. These Corporate Bond Fund
          Class A shares  will  then be  distributed  pro rata to the  Company's shareholders.  This  means  that the  total  net  asset  value of your
          investment  will  be  the  same  immediately   before  and  after  the
          Transaction, although the number of Corporate Bond Fund Class A shares that you receive will likely be  different  than the number of Company shares that you surrender.  Thus, your tax basis will not change.

     |X|  After  the  Transaction,  you  will  continue  to be  responsible  for tracking the adjusted tax basis and holding period for your shares for federal  income tax  purposes.  You should  consult  your tax  adviser regarding  the  effect,  if any, of the  Transaction  in light of your individual  circumstances.  You should also  consult  your tax adviser about the state and local tax consequences, if any, of the Transaction because  this  discussion  only  relates  to the  federal  income  tax consequences.

Where can I find more information on Corporate Bond Fund?

     |X|  Corporate  Bond Fund's  prospectus,  fact sheet and most recent annual
          and   semi-annual   reports   can   all   be   found   on-line,    at:

          www.DelawareInvestments.com   >  Individual  Investors  >  Shareholder
          Information > Fund Literature > Shareholder Reports

Will I need to complete a new  application  if the  Transaction  is approved and closed?

     |X|  No. However, if you wish to change your dividend options or your other account designations  following the Transaction,  please call Delaware
          Investments  Service Center at 800 523-1918 Monday through Friday, 8am through 7pm, EST.

Where will I call for account  information  if the  Transaction  is approved and closed?

     |X|  You may call  Delaware  Investments'  Shareholder  Service  Center  at
          800-523-1918  or e-mail  service@delinvest.com  (You should  receive a response within one (1) business day).  Representatives  are available to answer your questions  Monday through Friday from 8:00 a.m. to 7:00
          p.m.,  Eastern  Time.  You may also  contact the  Shareholder  Service
          Center by writing to:

                  Delaware Investments
                  Attn: Shareholder Service Center
                  2005 Market Street
                  Philadelphia, PA 19103-7094

What class of shares will I go into if the Transaction is approved and closed?

     |X|  Each  shareholder  of the Company  will  receive a number of Corporate
          Bond Fund Class A shares with an aggregate  NAV equal to the aggregate
          NAV of his or her Company  shares.  If you  qualify for  Institutional
          Class shares of Corporate  Bond Fund,  you may exchange your Corporate
          Bond Fund Class A shares for Corporate Bond Fund  Institutional  Class shares after the Transaction is completed.

What fees will I be subject to after the Transaction?

                                         Projected
                                Corporate Bond Fund Class A
                                 shares After Transaction
Annual Fund Operating Expenses
(as percentage of average net
assets)
Management Fees                            0.50%
Distribution and service
(12b-1) Fees                               0.30%
Other Expenses                             0.24%
-------------------------------------------------------------
Total Annual Fund Operating
Expenses                                   1.04%
-------------------------------------------------------------
Management Fee Reduction                  (0.23)%
-------------------------------------------------------------
Net Annual Operating Expenses              0.81%

Note:  DMC is  currently  waiving  fees and paying  expenses in order to prevent total  operating  expenses of the Corporate Bond Fund (excluding any 12b-1 fees, taxes,  interest,  brokerage  fees,  extraordinary  expenses,  merger  costs and certain  insurance  costs) from exceeding  0.55% of the Fund's average daily net assets.  The Corporate Bond Fund's distributor has contracted to limit the Class
A Rule 12b-1 fees to no more than 0.25%.  Management  will maintain this expense cap and Class A 12b-1 fee waiver for the Corporate  Bond Fund at least until one year  following the  consummation  of the merger (i.e.,  through June 2007).  In keeping  with its  previous  undertaking  to the Board,  management  would waive additional fees

or reimburse additional expenses as necessary to ensure that the total operating expenses of the  Corporate  Bond Fund are at least within the third  quartile of its Lipper expense peer group.

The Company's shareholders will receive Class A shares of Corporate Bond Fund at the closing of the Transaction. Are there any exceptions to this rule?

     |X|  If, after the  Transaction  has been  completed,  a new Corporate Bond
          Fund shareholder  qualifies for Institutional  shares, the shareholder may exchange from Class A to  Institutional  shares of Corporate  Bond
          Fund  after  the  Transaction.  If  you  think  you  may  qualify  for
          Institutional shares, contact Delaware Service Center at 800-523-1918.

     |X|  Investors who qualify and exchange for  Institutional  shares will not be subject to the  temporary 2%  redemption  fee that will  ordinarily apply to  redemptions  of Corporate  Bond Fund shares  received in the
          Transaction.  However,  any subsequent  redemption or exchange of such
          Institutional  shares with shares of another fund within the three (3)
          month period will be subject to the temporary 2% redemption fee.

I am a broker  whose  client is a Company  shareholder.  Why is my client  being contacted by a third party regarding this proxy?

     |X|  Your client has most likely been contacted by D.F. King & Co., who has been  retained  by the  Company  to solicit  shareholder  votes on the proposed Transaction.

Will the proxy solicitation involve telephone calls to Company shareholders?

     |X|  The Company's  shareholders  may receive a phone call from D.F. King &
          Co. as part of the proxy  solicitation  process.  D.F.  King & Co. may call as late as 9 p.m.  in order to solicit as many votes as  possible prior to the June 1, 2006 shareholder meeting.

I have  realized  that I do not  have a  broker/dealer  associated  with  my new
Corporate Bond Fund shares. How do I add my broker information to my account?

     |X|  This must be accomplished by written request to Delaware Investments.

I have questions regarding some old tax forms/dividend checks/etc. from prior to the  Transaction  (expected to close on or about June 16,  2006).  Whom should I contact regarding this?

     |X|  All questions  regarding account  information up to and including June
          16, 2006,  should be directed to the Mellon Service  Center.  Mellon's
          Service  Center can be reached at  800-851-9677.  After June 16, 2006,
          please   call   Delaware   Investments   Service   Center  by  calling
          800-523-1918 Monday through Friday, 8am-7pm, EST.

I have some Company share certificates that I have not surrendered.  What should
I do with them?

     |X|  Prior to the closing of the Transaction  (which is expected to be June
          16, 2006), you can return them to Mellon.  After the Transaction,  you can return them to Delaware Investments.

I currently  participate in the Company's Dividend  Reinvestment Plan. What will my dividend options be after the Transaction closes?

     |X|  Following  the  Transaction,  you will  retain your  current  dividend options.  Accordingly,  your dividends or capital gains  distributions will continue to be either reinvested into Corporate Bond Fund or sent to you via  check.  You  will  also  have  the  additional  option  of reinvesting  your dividends  and/or capital gains  distributions  into another Delaware fund. To change your dividend  options  following the
          Transaction,  call Delaware Investments Service Center at 800-523-1918
          Monday through Friday, 8am - 7pm, EST.

When will the Transaction occur?

     |X|  If the  Transaction is approved by the Company's  shareholders,  it is expected to close after the close of  business  on June 16,  2006.  At that time,  all assets of the Company will be  transferred to Delaware
          Corporate  Bond  Fund  and  all  Company   shareholders   will  become
          shareholders of Corporate Bond Fund.

How do I vote on the proxy?

     o    Instructions for shareholders whose funds are held by Mellon .

         Vote by Mail

          -    the client  can mail the proxy card back to the proxy  processor,
               MIS at Proxy Tabulator, PO Box 9129, Hingham, MA 02043

         Vote by Internet

          o    go to the website www.proxyweb.com

          o    enter the Control Number found on the proxy card.

          o    follow the instructions

         Vote by Telephone

          o    call 1.888.221.0697

          o    enter the Control Number found on the proxy card

          o    follow the instructions

Instructions for Beneficial Shareholders,  those clients whose funds are held in street name (i.e., in the name of their broker).

         Vote by Mail

          -    clients can mail the proxy card back to ADP at Proxy Services, PO
               BOX 9138, Farmingdale, NY 11735-9585

         Vote by Internet

          o    go to www.proxyvote.com

          o    enter the control number located on the voting instruction form

          o    follow the instructions

         Vote by Telephone

          o    call the  telephone  number  located on the card.  (Phone  number changes depending on the broker-dealer.)

          o    enter the control number located on the voting instruction form

          o    follow the instructions

Or, you can vote in person at the shareholder  meeting being held at the offices of Delaware Investments, 2001 Market Street, 2nd Floor Auditorium, Philadelphia,
PA 19103,  on June 1, 2006, at 10:00 a.m.  Eastern time. If your shares are held
"of record" through a broker-dealer  (i.e.,  you are not the registered  owner), you should  obtain a "legal  proxy" from your  broker-dealer  and give it to the
Inspector of Elections at the meeting.

What are the principal differences between open-end and closed-end funds?

     |X|  Corporate  Bond Fund is an open-end  fund that engages in a continuous public  offering of its shares and that must stand ready to redeem its shares upon the  instruction  of the Fund's  shareholders  received in good order within seven days.  Corporate  Bond Fund's size  fluctuates both because of sales and  redemptions of its shares as well as by the market appreciation and depreciation in fund assets.

          By contrast, the Company is a closed-end fund that lists its shares on the New York Stock Exchange ("NYSE"),  and does not sell its shares on a  continuous  basis and  generally  may not redeem  its  shares  upon shareholder  request.  As a  consequence,  the  number of  outstanding shares of the Company  (absent an issuer tender offer,  an open-market
          repurchase   program  or  shares   issued   pursuant   to  a  dividend
          reinvestment  plan) will remain constant,  and the size of the Company is generally affected only by the market appreciation and depreciation of its assets.

          For further details on the differences between the two types of funds, please review the Proxy Statement/Prospectus.  The distinction between open-and  closed-end  funds has a direct  bearing on the management of the funds and on expenses to which the funds are subject.